                                                                     Exhibit 3.1


             THE COMMONWEALTH OF MASSACHUSETTS
                  MICHAEL JOSEPH CONNOLLY
                   Secretary of State                 Federal Identification
         One Ashburton Place, Boston, Mass. 02108       No.  04-2987600

             RESTATED ARTICLES OF ORGANIZATION
          GENERAL LAWS, CHAPTER 156B, SECTION 74

     This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the restated articles of organization. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 144. Make check payable to the Commonwealth of Massachusetts.

We, Geoffrey Ryding                                      , President and
    Debra L. Carroll                                     , Clerk of

         Ibis Technology Corporation                                     ,
--------------------------------------------------------------------------
                            (Name of Corporation)

located at    32A CHERRY HILL DRIVE, DANVERS, MA 01923  , do hereby certify that the following restatement of the articles of organization of the corporation was duly adopted at a meeting held on December 20, 1993, by a vote of

148,694  shares of         COMMON         of   184,602   shares outstanding
--------           ---------------------     -----------
                          (Class of Stock)

47,500   shares of   CLASS A PREFERRED    of    47,500   shares outstanding
--------           ---------------------     -----------
                          (Class of Stock)

141,672  shares of   CLASS B PREFERRED    of   141,672   shares outstanding, and
--------           ---------------------     -----------
                          (Class of Stock)

673,147  shares of   CLASS C PREFERRED    of   673,147   shares outstanding
--------           ---------------------     -----------

being at least two-thirds of each class of stock outstanding and entitled to vote and of each class or series of stock adversely affected thereby:

1.       The name by which the corporation shall be known is:
         Ibis Technology Corporation

2.       The purposes for which the corporation is formed are as follows:

         To manufacture, process, buy, sell, develop, service, research and otherwise deal in semiconductors and related equipment. See attached Continuation Sheet 2A.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

3. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue is as follows:


                    WITHOUT PAR VALUE                  WITH PAR VALUE
                    -----------------                  --------------

CLASS OF STOCK      NUMBER OF SHARES       NUMBER OF SHARES       PAR VALUE
--------------      ----------------       ----------------       ---------

PREFERRED                                       2,000,000            $.01

COMMON                                         10,000,000           $.008


*4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

         See attached Continuation Sheet 4A.

         *5.      The restrictions, if any, imposed by the articles of
organization upon the transfer of shares of stock of any class are as follows:

         None.

         *6.      Other lawful provisions, if any, for the conduct and
regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

         See attached Continuation Sheet 6A.







-----------------
*If there are no such provisions, state "None".

                              Continuation Sheet 2A


         To carry on any one or more manufacturing, mercantile or commercial businesses.

         To lend money or credit to, and to aid in any other manner, corporations, joint-stock companies, trusts, business trusts, associations, firms, other entities and persons any obligation of which or any interest in which, this corporation holds, or in the affairs or property of which this corporation has a lawful interest, and to do all acts and things to protect, improve or enhance the value of any such obligation or interest; to guarantee, or to secure by mortgage or through lien upon all or any part of the assets of this corporation, payment of principal, interest and dividends upon any stocks, shares, bonds, notes or other evidences of interest in or indebtedness of, and performance of any other contract or obligation by, such corporations, joint-stock companies, trusts, business trusts, associations, firms, other entities or persons.

         To be a partner in any enterprise permitted by law.

         To carry on in connection with the foregoing any other business advantageous to the business of the corporation, and, in general, to do every act and thing, and carry on every other business whatsoever, convenient or proper for accomplishment of the purposes, or for carrying on of the business of, the corporation, and to exercise all the powers conferred upon business corporations by the laws of the Commonwealth of Massachusetts.

                              Continuation Sheet 4A

                                    ARTICLE 4

         The authorized classes of capital stock of the Corporation shall be designated, respectively, the Common Stock, $.01 par value (the "Common Stock") and the Preferred Stock, $.01 par value (the "Preferred Stock").

         1.   PREFERRED STOCK

         The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article 4, to provide for the issuance from time to time of the shares of Preferred Stock in one or more series, and, by filing a certificate pursuant to the applicable law of the Commonwealth of Massachusetts (the "Certificate of Designation"), to establish from time to time the number of shares to be included in each such series and to fix the designation, preferences, voting powers, qualifications and special or relative rights or privileges of the shares of each such series. In the event that at any time the Board of Directors shall have established and designated one or more series of Preferred Stock consisting of a number of shares less than all of the authorized number of shares of Preferred Stock, the remaining authorized share so Preferred Stock shall be deemed to be shares of an undesignated series of Preferred Stock until designated by the Board of Directors as being a part of a series previously established or a new series then being established by the Board of Directors. Notwithstanding the fixing of the number of shares constituting a particular series, the Board of Directors may at any time thereafter authorize the issuance of additional shares of the same series except as set forth in the Certificate of Designation. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

              (i) The number of shares constituting that series and the distinctive designation of that series, and whether additional shares of that series may be issued;

              (ii) Whether any dividends shall be paid on shares of that series, and, if so, the dividend rate on the shares of that series; whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

              (iii) whether shares of that series shall have voting rights in addition to the voting rights provided by law and, if so, the terms of such voting rights;

              (iv) whether shares of that series shall be convertible into shares of Common Stock or another security and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

              (v) whether or not the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and the different redemption dates; and whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund;

              (vi) whether, in the event of purchase or redemption of the shares of that series, any shares of that series shall be restored to the status of authorized but unissued shares of shall have such other status as shall be set forth in the Certificate of Designation;

              (vii) the rights of the shares of that series in the event of the sale, conveyance, exchange or transfer of all or substantially all of the property and assets of the Corporation, or the merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of share shares of that series to payment in any such event;

              (viii) whether the shares of that series shall carry any preemptive right in or preemptive right to subscribe to any additional shares of Preferred Stock or any shares of any other class of stock which may at any time be authorized or issued, or any bonds, debentures or other securities convertible into shares of stock of any class of the Corporation, or options or warrants carrying rights to purchase such shares or securities; and

              (ix) any other designation, preferences, voting powers, qualifications, and special or relative rights or privileges of the shares of that series.

                              Continuation Sheet 6A

                                    ARTICLE 6


A.       CERTAIN TRANSACTIONS APPROVED BY THE BOARD OF DIRECTORS

         Except as otherwise provided in these Restated Articles of Organization, the Corporation may authorize, by a vote of a majority of the shares of each class of stock outstanding and entitled to vote thereon, (a) the sale, lease or exchange of all or substantially all of its property and assets, including its goodwill, upon such terms and conditions as it deems expedient, and (b) the merger or consolidation of the Corporation or any Subsidiary with or into any other corporation, provided, however, that such sale, lease, exchange, merger or consolidation shall have been approved by a majority of the members of the Board of Directors.

B.       LIMITATION OF LIABILITY OF DIRECTORS

         No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that this Article shall not eliminate or limit any liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 of the Massachusetts Business Corporation Law, or (iv) with respect to any transaction from which the director derived an improper personal benefit.

         The provisions of this Article shall not eliminate or limit the liability of a director of this Corporation for any act or omission occurring prior to the date on which this Article became effective, provided, however, that neither any provision of this Article nor the adoption of this Article shall affect the effectiveness of any predecessor provision of these Restated Articles of Organization pertaining to the elimination or limitation of the liability of a director of this Corporation for any act or omission occurring prior to the date on which this Article shall adversely affect the rights and protection afforded to a director of this Corporation under this Article for acts or omissions occurring prior to such amendment or repeal.

         If the Massachusetts Business Corporation Law is subsequently amended to further eliminate or limit the personal liability of directors or to authorize corporation action to further eliminate or limit such liability, then the liability of the directors of this Corporation shall, without any further action of the Board of Directors or the stockholders of this Corporation, be eliminated or limited to the fullest extent permitted by the Massachusetts Business Corporation Law as so amended.

C.       RELATED PARTY DEALINGS

         The Corporation may enter into contracts or transact business with one or more of its directors, officers, stockholders or employees or with any corporation, organization or other concern in which one or more of its directors, officers, stockholders or employees are directors, officers, stockholders or employees or are otherwise interested and may enter into other contracts or transactions in which one or more of its directors, officers, stockholders or employees are in any way interested. In the absence of fraud, no such contract or transaction shall be invalidated or in any way affected by the fact that such one or more of the directors, officers, stockholders or employees of the Corporation have or may have any interest which is or might be adverse to the interest of the Corporation even though the vote or action of directors, officers, stockholders or employees having such adverse interest may have been necessary to obligate the Corporation upon such contract or transaction.

         At any meeting of the Board of Directors of the Corporation (or of any duly authorized committee thereof) at which any such contract or transaction shall be authorized or ratified, any such director or directors may vote or act thereat with like force and effect as if he had not such interest, provided in such case that the nature of such interest (though not necessarily the extent or details thereof) shall be disclosed or shall have been known to the directors. A general notice that a director, officer, stockholder or employee is interested in any corporation or other concern of any kind referred to above shall be a sufficient disclosure as to the interest of such director, officer, stockholder or employee with respect to all contracts and transactions with such corporation or other concern. No person shall be disqualified from holding office as a director or an officer of the Corporation by reason of any such adverse interest, unless the Board of Directors shall determine that such adverse interest is detrimental to the Corporation. In the absence of fraud, no director, officer, stockholder or employee having such adverse interest shall be liable on account of such adverse interest to the Corporation or to any stockholder or creditor thereof or to any other person for any loss incurred by it under or by reason of such contract or transaction, nor shall any such director, officer, stockholder or employee be accountable on such ground for any gains or profits realized thereon.

D.       CLASSIFIED BOARD

         (1) The business and affairs of the Corporation shall be managed by a Board of Directors. Subject to the rights of the holders of any series of Preferred Stock then outstanding, the number of members of the Board of Directors shall not be less than three and shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the whole Board of Directors. On or prior to the date on which the Corporation first provides notice of an annual meeting of the stockholders (or a special meeting in lieu thereof) in 1994, the Board of Directors of the Corporation shall divide the directors nominated for election at such meeting into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the 1995 annual meeting of stockholders or any special meeting in lieu thereof and until their successors are duly elected and qualified, the term of office of the second class to expire at the 1996 annual meeting of stockholders or any special meeting in lieu thereof and until their successors are duly elected and qualified, and the term of office of the third class to expire at the 1997 annual meeting of stockholders or any special meeting in lieu thereof and until their successors are duly elected and qualified. At each annual meeting of stockholders or special meeting in lieu thereof following such initial classification, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders or special meeting in lieu thereof after their election and until their successors are duly elected and qualified.

         (2) Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term or his prior death, retirement, removal or resignation and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation and newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the directors then in office, although less than a quorum. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

         (3) Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office (i) for cause only at any time by the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then outstanding shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class or
(ii) with or without cause by the affirmative vote of at least two-thirds (2/3) of the directors then serving. "Cause" with respect to the removal of any director shall mean only (i) conviction of a felony, (ii) declaration of unsound mind by order of court, (iii) gross dereliction of duty, (iv) commission of an action involving moral turpitude or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to the Corporation. A director may be removed for cause only after a reasonable notice and an opportunity to be heard before the body proposing to remove him.

E.       PLACE OF MEETINGS OF STOCKHOLDERS

         Meetings of stockholders of the Corporation may be held anywhere in the United States to the extent permitted by the By-Laws.

F.       PARTNERSHIP IN ANY BUSINESS ENTERPRISE

         The Corporation may be a partner in any business enterprise organized for the purpose of accomplishing any of the purposes contained in these Restated Articles of Organization.

G.       MAKING, AMENDING AND REPEALING BY-LAWS OR RESTATED ARTICLES OF
         ORGANIZATION

         The directors of the Corporation shall have power to make, alter, amend and repeal the By-Laws of the Corporation in whole or in part, except with respect to any provision thereof which by law or these Restated Articles of Organization or such By-Laws requires action by the stockholders, who shall also have power to make, alter, amend and repeal the By-Laws of the Corporation. Any By-Laws made by the directors under the powers conferred hereby may be altered, amended, or repealed by the directors or the stockholders. Notwithstanding the foregoing and anything contained in these Restated Articles of Organization to the contrary, (i) Articles I, II and VI and Section 9 of Article V of the By-Laws, and (ii) Article 4 with respect to the Undesignated Preferred Stock and Article 6B, Article 6D and this Article 6G shall not be altered, amended or repealed by the stockholders, and no provision inconsistent therewith or herewith shall be adopted by the stockholders, without the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class. In addition, notwithstanding the foregoing and anything contained in these Restated Articles of Organization to the contrary, the number of authorized shares of Common Stock or the number of authorized shares of Preferred Stock set fourth in Article 3 shall not be reduced or eliminated unless approved by the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, except for the termination of the Class A Preferred Stock, the Class B Preferred Stock and the Class C Preferred Stock, which are authorized as of the effective date of these Restated Articles of Organization.

         *We further certify that the foregoing restated articles of organization effect no amendments to the articles of organization of the corporation as heretofore amended, except amendments to the following articles.

         (*If there are no such amendments, state: "None".)



                   Briefly describe amendments in space below:

Article 3 - To eliminate Class A (Series1) Preferred Stock, Class A (Series 2)
            Preferred Stock, Class B Preferred Stock and Class C Preferred
            Stock.

Article 4 - To eliminate the powers, preferences, voting and other rights, qualifications, limitations and restrictions of or applicable to the Class A (Series 1) Preferred Stock, Class A (Series 2) Preferred Stock, Class B Preferred Stock and Class C Preferred Stock and all references to such classes of Preferred Stock therein.

Article 5 - To eliminate the Preemptive Rights provisions therein.








IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 1st day of June in the year 1994,

          /s/ Geoffrey Ryding                               , President
------------------------------------------------------------

         /s/ Debra L. Carroll                               , Clerk
------------------------------------------------------------

                        THE COMMONWEALTH OF MASSACHUSETTS

                        RESTATED ARTICLES OF ORGANIZATION
                    (GENERAL LAWS, CHAPTER 156B, SECTION 74)



     I hereby approve the within restated articles of organization and, the filing fee in the amount of $500.00 having been paid, said articles are deemed to have been filed with me this 23rd day of June, 1994.




                         /s/ Michael Joseph Connolly
                           MICHAEL JOSEPH CONNOLLY
                             SECRETARY OF STATE







                       TO BE FILLED IN BY CORPORATION

PHOTOCOPY OF RESTATED ARTICLES OF ORGANIZATION TO BE SENT TO:

     Richard A. Goldman, Esquire

     Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

     One Financial Center

     Boston, MA 02111

     Telephone (617) 542-6000